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EXHIBIT 4(ll)

STATE OF DELAWARE
CERTIFICATE OF TRUST
OF
PLC CAPITAL TRUST VIII,
a Delaware Statutory Trust

        The undersigned, the trustees of PLC Capital Trust VIII, desiring to form a statutory trust pursuant to Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801, et seq.) hereby certify as follows:

  (a)
  The name of the Delaware statutory trust (herein, the "Trust") is PLC Capital Trust VIII.

  (b)
  The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

  Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, Delaware 19890-0001
  Attention: Corporate Trust Administration

  (c)
  This Certificate of Trust shall be effective as of the date of filing.

        WHEREAS the undersigned hereby execute this Certificate of Trust as of the 13th day of December, 2004.

Richard J. Bielen, as Trustee
/s/ RICHARD J. BIELEN
Steven G. Walker, as Trustee
/s/ STEVEN G. WALKER
WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ KRISTIN F. LONG Name: Kristin F. Long Title: Financial Services Officer

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  EXHIBIT 4(ll)
STATE OF DELAWARE CERTIFICATE OF TRUST OF PLC CAPITAL TRUST VIII, a Delaware Statutory Trust